For period ending June 30, 2007     Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  UBS Small Cap Equity Relationship Fund

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  MSCI Inc-A

2. Date of Purchase:   11/14/2007        3.  Date offering commenced:  11/14/2007

4. Underwriter(s) from whom purchased:  Morgan Stanley & Co.

5. Affiliated Underwriter managing or participating in syndicate UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    16,900 shares

7. Aggregate principal amount or total number of shares of offering:    14,000,000 shares

8. Purchase price per unit or share (net of fees and expenses):  $18.00

9. Initial public offering price per unit or share:  $18.00

10. Commission, spread or profit:  4.2%  $.756 per share

11. Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
X

b. The securities are sold to persons reasonably believed to be qualified institutional buyers (QIBs).
c. The securities are reasonably believed to be eligible for resale to other QIBs.
d. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f. The underwriting was a firm commitment underwriting.
X

g. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/  Wilfred Talbot Date: 11/19/07
Print Name: Wilfred Talbot

For period ending June 30, 2008     Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  UBS Relationship Funds Global Securities Fund

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  Visa Inc Class A Shares

2. Date of Purchase:   3/18/2008        3.  Date offering commenced:  3/18/2008

4. Underwriter(s) from whom purchased:  JP Morgan Chase Fleming

5. Affiliated Underwriter managing or participating in syndicate UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    1,750,000 shs (Firmwide)

7. Aggregate principal amount or total number of shares of offering:    406,000,000 shares

8. Purchase price per unit or share (net of fees and expenses):  $44.00

9. Initial public offering price per unit or share:  $44.00

10. Commission, spread or profit:    %  0.554

11. Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

d. The underwriting was a firm commitment underwriting.
X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/ Jim Malles Date: 3/28/08
Print Name: Jim Malles

For period ending June 30, 2008     Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  UBS Relationship Funds UBS U.S. Large Cap Growth Equity

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer: Visa Inc Class A Shares

2. Date of Purchase:   03/18/2008        3.  Date offering commenced:  03/18/2008

4. Underwriter(s) from whom purchased:  JP Morgan Chase Fleming

5. Affiliated Underwriter managing or participating in syndicate UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    1,750,000 shs (Firmwide)

7. Aggregate principal amount or total number of shares of offering:    406,000,000 shares

8. Purchase price per unit or share (net of fees and expenses):  $44.00

9. Initial public offering price per unit or share:  $44.00

10. Commission, spread or profit:    %  $0.554

11. Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
X

b. The securities are sold to persons reasonably believed to be qualified institutional buyers (QIBs).
c. The securities are reasonably believed to be eligible for resale to other QIBs.
d. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f. The underwriting was a firm commitment underwriting.
X

g. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   /s/ Robert A. Durante Date: 5/12/2008
Print Name: Robert A. Durante